UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 25, 2010

Hythiam, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1500 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 444-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers

Appointment of Peter Donato as Chief Financial Officer

Effective August 25, 2010, Hythiam’s Board of Directors appointed Peter Donato, CPA, MBA, the Company’s Chief Financial Officer.  Mr. Donato, age 40, has nearly 20 years of professional experience with more than 10 as a financial executive. During July 2010, Mr. Donato served, on an interim basis, as CFO of Environmental Service Professionals, a Palm Springs, CA based home inspection services provider. From August 2007 until May 2010 he served as Corporate VP and CFO of Iris International a publically-traded, Los Angeles based, medical diagnostics equipment manufacturer.  Prior to joining Iris, Mr. Donato served as CFO for privately held Gamma Medica Ideas, an early stage medical imagining company also based in Los Angeles. From 2003-2006, Mr. Donato was a divisional CFO for privately held Accellent, a contract manufacturer of medical devices for cardiology applications with his position being based in Minneapolis. He received a B.S.B.A. in Accounting (magna cum laude) from The Ohio State University and an MBA from the University of Akron.

Mr. Donato’s offer letter provides for an annual base salary of $220,000, with a discretionary annual bonus potential of up to 40% of his base salary based on his performance and the operational and financial performance of the Company. Mr. Donato receives executive benefits including group medical and dental insurance, and long-term disability insurance and participation in our 401(k) plan and employee stock purchase plan. As part of his employment, Mr. Donato has been granted options to purchase 400,000 shares of our common stock at an exercise price of $0.11 per share, the fair market value on the date of grant, vesting one-third upon his first anniversary of employment with the remainder vesting monthly over the subsequent two years from the date of grant.  The employment offer is attached to this report as Exhibit 10.1.

There are no family relationships between Mr. Donato and any of our directors or other executive officers.   Mr. Donato has not had a material interest in any of our transactions.

Resignation of John Rigali as Chief Financial and Accounting Officer

John Rigali resigned as principal financial and accounting officer effective as of August 24, 2010.

Item 9.01  Financial Statements and Exhibits

(d)      Exhibits.

No.	Description
10.33	Employment Offer Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYTHIAM, INC.

Date: August 27, 2010	By:	/s/ TERREN S. PEIZER
Terren S. Peizer
Chief Executive Officer